Exhibit 10.2

FIFTH AMENDMENT
OF
U.S. BANCORP NON-QUALIFIED RETIREMENT PLAN

The U.S. Bancorp Non-Qualified Retirement Plan (the “Plan Statement”) is amended in the following respects:

1. Appendix B-15. Effective April 5, 2005, the Plan Statement shall be amended by the addition of the attached Appendix B-15.

2. SAVINGS CLAUSE. Save and except as expressly amended above, the Plan Statement shall continue in full force and effect.

APPENDIX B-15
SUPPLEMENTAL BENEFITS

This Appendix B-15 summarizes the supplemental benefits payable to the named Participant under the Plan.

Participant	:	Richard C. Hartnack

Formula	:	Annual supplemental payment of $500,000 reduced by all of the following (each of which shall be considered an “offsetting benefit” for purposes of this Appendix B-15): the Participant’s benefit under the Qualified Plan, the Participant’s Excess Benefit under this Plan and all qualified and nonqualified retirement benefits earned by the Participant for his service with the Union Bank of California and First Chicago Corp.

Normal Form of Payment	:	Life annuity with ten (10) years certain

Vesting Service Start Date	:	From date of hire

Vesting	:	100% vested upon reaching age 65 if continuously employed by U.S. Bancorp from the Vesting Service Start Date. If employment is terminated after a change in control or by mutual consent prior to age 65, benefit will be 100% vested.

Unreduced Retirement Age	:	65

Early Retirement Reduction	:	1/180 per month prior to age 65

Earliest Payout Date	:	Age 62